EXHIBIT 99(p)


                     CONSENT OF MICHAEL W. J. SMURFIT

               The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Smurfit-Stone Container Corporation upon consummation of the merger of JSC Acquisition Corporation, a wholly-owned subsidiary of Jefferson Smurfit Corporation, with and into Stone Container Corporation.

Signature: /s/ Michael W. J. Smurfit
           -------------------------
           Michael W. J. Smurfit

Date: October 8, 1998